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                                                                   EXHIBIT 99.1


                                 [iVillage Logo]



FOR IMMEDIATE RELEASE


            iVillage Inc. Issues Updated Fourth Quarter 2001 Guidance

                 Company Reaffirms EBITDA Profitability Targets

NEW YORK - November 14, 2001 - iVillage Inc. (Nasdaq: IVIL), a leading women's media company and the number one brand serving women online, today issued updated revenue guidance for the fourth quarter 2001 and reaffirmed pro forma EBITDA profitability guidance.

iVillage reconfirmed its guidance for continued EBITDA profitability in the fourth quarter 2001, as well as throughout 2002. Based on current market conditions, the Company anticipates 2002 revenues to be flat to up slightly over 2001 revenues. As a result of a continued downturn in ad spending across the industry and disruptive conditions in the overall economy, iVillage expects fourth quarter 2001 revenues to be flat to down 10% from third quarter 2001 revenues. The Company plans to report fourth quarter 2001 and year-end financial results in February 2002.

Additionally, iVillage continues to align operating costs with revenues and further streamline the Company following the Women.com integration. As part of this initiative, overall expenses will be decreased including a reduction in workforce by approximately 18% or approximately 50 employees. These measures coincide with iVillage's EBITDA profitability targets and prepare the Company for better earnings leverage when the ad market rebounds.

About iVillage Inc.

iVillage Inc. is a leading women's media company and the number one brand serving women online. iVillage includes iVillage.com, Women.com, Business Women's Network, Lamaze Publishing, The Newborn Channel, iVillage Solutions and Astrology.com. iVillage.com is a leading online women's destination providing practical solutions and everyday support for women 18 and over. Lamaze Publishing produces advertising-supported educational materials for expectant and new parents. The Newborn Channel is a satellite television network in over 1,000 hospitals nationwide.

iVillage.com is organized into branded communities across multiple topics of high importance to women and offers interactive services, peer support, content and online access to experts and tailored shopping opportunities. Content areas include Astrology, Babies, Beauty, Diet & Fitness, Entertainment, Food, Health, Home & Garden, Lamaze, Money, Parenting, Pets, Pregnancy, Relationships, Shopping, and Work.

Established in 1995 and headquartered in New York City, iVillage Inc. (Nasdaq:
IVIL) is recognized as an industry leader in developing innovative sponsorship and commerce relationships that match the desire of marketers to reach women with the needs of iVillage.com members for relevant information and services.


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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases "can be", "expects", "may affect", "may depend", "believes", "estimate", "project" and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, some of which are beyond iVillage's control, in addition to those discussed in iVillage's other press releases, public filings and statements by iVillage's management, including (i) the volatile and competitive nature of the Internet industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage's business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage's business and financial condition, (v) iVillage's ability to establish and maintain relationships with advertisers, sponsors, and other third party providers and partners, (vi) the impact of pending litigation on iVillage's business and financial condition and (vii) iVillage's ability to successfully integrate and manage its acquisition of Women.com Networks, Inc. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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CONTACT:

Carl Fischer
Vice President, Corporate Communications
212.600.6502
cfischer@mail.ivillage.com